UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David A. Brown

As previously reported in a Current Report on Form 8-K filed on December 2, 2009, Tony L. Ingram will retire as Executive Vice President and Chief Operating Officer of CSX Transportation, Inc. (“CSXT”), a principal operating company of CSX Corporation, effective December 31, 2009.

Effective January 1, 2010, David A. Brown, age 50, will succeed Mr. Ingram as Executive Vice-President and Chief Operating Officer of CSXT.  From 2006 to the present, Mr. Brown served as Vice President and Chief Transportation Officer of CSXT, with operational responsibility for the railroad's 21,000 mile-transportation network.  Mr. Brown served as Vice-President-Strategic Planning, of Norfolk Southern Railway from 2005-2006, and as General Manager, Northern Region, of Norfolk Southern Railway, from 2000-2005.

There is no arrangement or understanding between Mr. Brown and any other persons pursuant to which he was appointed as an officer of CSXT, and there is no family relationship between Mr. Brown and any directors or executive officers of CSX Corporation.  Mr. Brown is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Mr. Brown’s compensation as Executive Vice President and Chief Operating Officer of CSXT will include an annual base salary of $525,000 and a fiscal 2010 bonus target under the Company’s Management Incentive Compensation Plan of 90% of his annual base salary.   Beginning with the three-year performance cycle starting in May 2010, Mr. Brown will be eligible to receive long-term equity incentive awards in the form of performance units and restricted stock units with a targeted yearly value of $1.5 million.  Such awards are payable, if conditions are met, in the form of company stock.  Based on his new position, Mr. Brown also will receive a pro-rated amount for any payouts under existing long-term incentive awards.  Mr. Brown also will receive a one-time grant of restricted stock valued at $500,000 vesting five years from the date of grant.

Amendment of Terms of Employment for Tony L. Ingram

As recognition for his service to the Company, on December 8, 2009, the terms of Mr. Ingram’s employment were amended to provide Mr. Ingram with credit for his years of service with his prior employer, Norfolk Southern Railway, for purposes of the CSX Omnibus Incentive Plan (“COIP”).  As a result, Mr. Ingram will be treated as retired under the COIP, making him eligible to receive a pro rata portion of his outstanding equity-based awards.  The current value of the awards, which if paid out at target, would have a value of approximately $1.36 million as of December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

Date: December 14, 2009	By:	/s/ David A. Boor
David A. Boor
Vice President - Tax and Treasurer